Exhibit 3.2

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526 New West Partnership Trade Agreement (NWPTA) Cover Sheet GOODNESS GROWTH HOLDINGS, INC. Confirmation of Service Form Filed: Date and Time of Filing: Alteration Effective Date: Notice of Alteration June 2, 2021 06:03 PM Pacific Time Specified Date and Time of Alteration: June 9, 2021 12:01 AM Pacific Time GOODNESS GROWTH HOLDINGS, INC. C0987761 Name of Company: Incorporation Number: This package contains: • • Certified Copy of the Notice of Articles Certificate of Name Change Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions. Page: 1 of 1

BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 9, 2021 12:01 AM Pacific Time

Incorporation Number: **C0987761**

Recognition Date and Time: *Continued into British Columbia on December 9, 2013 03:41 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

GOODNESS GROWTH HOLDINGS, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Page: 1 of 3

DIRECTOR INFORMATION Last Name, First Name, Middle Name: Mancebo, Victor Enrique Mailing Address: 10853 SW 132ND CIR CT MIAMI FL 33186 UNITED STATES Delivery Address: 10853 SW 132ND CIR CT MIAMI FL 33186 UNITED STATES Last Name, First Name, Middle Name: Hussey, Ross Mailing Address: 4925 EWING AVE. S. MINNEAPOLIS MN 55410 UNITED STATES Delivery Address: 4925 EWING AVE. S. MINNEAPOLIS MN 55410 UNITED STATES Last Name, First Name, Middle Name: Kingsley, Kyle Mailing Address: 4345 EAST LAKE HARRIET PARKWAY MINNEAPOLIS MN 55409 UNITED STATES Delivery Address: 4345 EAST LAKE HARRIET PARKWAY MINNEAPOLIS MN 55409 UNITED STATES Last Name, First Name, Middle Name: Shimpa, Amber Mailing Address: 14969 91ST AVENUE NORTH MAPLE GROVE MN 55369 UNITED STATES Delivery Address: 14969 91ST AVENUE NORTH MAPLE GROVE MN 55369 UNITED STATES Last Name, First Name, Middle Name: Nordquist, Judd Mailing Address: 18195 FAIRHOMES LANE DEEPHAVEN MN 55391 UNITED STATES Delivery Address: 18195 FAIRHOMES LANE DEEPHAVEN MN 55391 UNITED STATES Last Name, First Name, Middle Name: Grayson, Chelsea A. Mailing Address: 1116 RIDGELEY DRIVE LOS ANGELES CA 90019 UNITED STATES Delivery Address: 1116 RIDGELEY DRIVE LOS ANGELES CA 90019 UNITED STATES Page: 2 of 3

RESOLUTION DATES: Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: March 8, 2019 AUTHORIZED SHARE STRUCTURE 1.No Maximum Subordinate Voting Shares Without Par Value With Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 2.No Maximum Super Voting Shares Without Par Value With Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 3.No Maximum Multiple Voting Shares Without Par Value With Special Rights or Restrictions attached _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Page: 3 of 3